UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        January 8, 2013
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On January 8, 2013, William Kraut and Steven J. Abrams, Esq. were elected as directors of inTEST Corporation (the "Company") by the Board of Directors. Mr. Kraut is a retired audit partner of Eisner Amper LLP and is currently a partner with the Newport Group, which provides consulting services to companies in various industries. Mr. Abrams is partner of Pepper Hamilton LLP, where his legal practice is centered on securities, transactions and corporate governance.

Messrs. Kraut and Abrams were determined to be independent by the Board of Directors and were also appointed to the Audit, Compensation and Nominating and Corporate Governance Committees. In addition, Mr. Kraut was determined to be an audit committee financial expert and was appointed Chairman of the Audit Committee.

In connection with their election, the Board of Directors authorized the issuance of 10,000 shares of restricted stock to each of the new directors. These restricted shares will vest over a four-year period consistent with restricted stock awards granted to new directors in the past. The compensation of Messrs. Kraut and Abrams will be consistent with that provided to the Company's other non-employee directors, as described in the Company's most recent proxy statement filed with the SEC.

There is no arrangement or understanding under which either of the new directors was appointed other than as described above. There are no transactions involving Messrs. Kraut or Abrams requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01.   Other Events

As previously disclosed, as a result of the death of Thomas J. Reilly in September 2012, the Company's Board of Directors was no longer comprised of a majority of independent directors, and the Audit Committee was no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A). In accordance with NASDAQ's Listing Rules, the Company had until the earlier of its next annual meeting of stockholders or September 13, 2013, to regain compliance with these Listing Rules. As a result of the election of William Kraut and Steven J. Abrams, Esq. to the Company's Board of Directors (as more fully disclosed in Item 5.02 above), the Company is again in compliance with NASDAQ's Listing Rules. Including Messrs. Kraut and Abrams, the Board is now comprised of four independent directors and two non-independent directors.

On January 9, 2013, the Company issued a press release announcing the election of Messrs. Kraut and Abrams as described in Item 5.02 hereof. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

A list of the Exhibits which are required by Item 601 of Regulation S-K is set forth in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
       Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief
        Financial Officer

Date:   January 9, 2013

Exhibit Index

99.1  Press Release dated January 9, 2013.